UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2017, Flowserve Corporation, a New York corporation (the “Company”), entered into a fourth amendment (the “Amendment”) to its existing credit agreement, dated August 20, 2012, as supplemented or otherwise modified from time to time (the “Credit Agreement”). The parties to the Amendment are the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

The Amendment modified the Credit Agreement to, among other things:

1)	decrease the revolving credit commitment from $1 billion to $800 million;

2)	revise the restrictions on the Company’s ability to incur debt, specifically to (i) decrease the maximum principal amount of priority debt allowed from 15% to 7.5% of the consolidated tangible assets of the Company and (ii) decrease the maximum amount of receivables the Company can securitize from $200 million to $100 million;

3)	increase the consolidated leverage ratio from 3.50 to 1.00 to 4.00 to 1.00 through June 30, 2019, when it will decrease to 3.75 to 1.00; and

4)	amend the “Applicable Rate” to increase the interest rate margin for LIBOR loans from 1.75% to 2.00% and for base rate loans from 0.75% to 1.00%, in each case, if the Company’s non-credit enhanced, senior unsecured long-term debt rating of Moody’s/S&P is Ba2/BB or worse.

All other material terms of the Credit Agreement remain the same and are described in more detail in the Company’s Current Reports on Form 8-K previously filed on August 20, 2012, October 8, 2013 and October 19, 2015, relating to the Credit Agreement.

The descriptions of the provisions of the Amendment and the Credit Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are incorporated herein by reference to the disclosures contained under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement, dated June 30, 2017, among Flowserve Corporation, Bank of America, N.A., as administrative agent, and the other lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: July 7, 2017	By:	/s/ CAREY A. O’CONNOR
Carey A. O’Connor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement, dated June 30, 2017, among Flowserve Corporation, Bank of America, N.A., as administrative agent, and the other lenders referred to therein.